Metris Companies Inc.	Exhibit 10.19
Supplemental Executive Retirement Plan
Master Plan Document

Amended as of February 9, 2005

Copyright © 2001
By Compensation Resource Group, Inc.
All Rights Reserved

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

TABLE OF CONTENTS

TABLE OF CONTENTS	1

PURPOSE	1

ARTICLE 1 DEFINITIONS	1

ARTICLE 2 SELECTION, ENROLLMENT, ELIGIBILITY	7

2.1 Selection by Committee	7
2.2 Enrollment Requirements	7
2.3 Eligibility; Commencement of Participation	7
2.4 Termination of Participation and/or Deferrals	7

ARTICLE 3 COMPANY CONTRIBUTION/CREDITING	8

3.1 Annual Company Contribution Amount	8
3.2 Investment of Trust Assets	8
3.3 Vesting and Accelerated Payout	8
3.4 Crediting/Debiting of Account Balances	10
3.5 FICA and Other Taxes	11

ARTICLE 4 UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION;	12

4.1 Withdrawal Payout for Unforeseeable Financial Emergencies	12
4.2 Withdrawal Election	12

ARTICLE 5 RETIREMENT BENEFIT	12

5.1 Retirement Benefit	13
5.2 Payment of Retirement Benefit	13
5.3 Death Prior to Completion of Retirement Benefit	13

ARTICLE 6 PRE-RETIREMENT SURVIVOR BENEFIT	13

6.1 Pre-Retirement Survivor Benefit	13
6.2 Payment of Pre-Retirement Survivor Benefit	13

ARTICLE 7 DISABILITY WAIVER AND BENEFIT	13

7.2 Continued Eligibility; Disability Benefit	14

ARTICLE 8 BENEFICIARY DESIGNATION	15

8.1 Beneficiary	15
8.2 Beneficiary Designation; Change; Spousal Consent	15
8.3 Acknowledgement	15
8.4 No Beneficiary Designation	15
8.5 Doubt as to Beneficiary	15
8.6 Discharge of Obligations	15

ARTICLE 9 LEAVE OF ABSENCE	16

-i-

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

9.1 Paid Leave of Absence	16

ARTICLE 10 TERMINATION, AMENDMENT OR MODIFICATION	16

10.1 Termination	16
10.2 Amendment	16
10.3 Plan Agreement	17
10.4 Effect of Payment	17

ARTICLE 11 ADMINISTRATION	17

11.1 Plan Administrator Duties	17
11.2 Administration Upon Change In Control	17
11.3 Agents	18
11.4 Binding Effect of Decisions	18
11.5 Indemnity of Plan Administrators	18
11.6 Employer Information	18

ARTICLE 12 OTHER BENEFITS AND AGREEMENTS	18

12.1 Coordination with Other Benefits	18

ARTICLE 13 CLAIMS PROCEDURES	18

13.1 Presentation of Claim	18
13.2 Notification of Decision	19
13.3 Review of a Denied Claim	19
13.4 Decision on Review	19
13.5 Legal Action	19

ARTICLE 14 TRUST	20

14.1 Establishment of the Trust	20
14.2 Interrelationship of the Plan and the Trust	20
14.3 Distributions From the Trust	20

ARTICLE 15 MISCELLANEOUS	20

15.1 Status of Plan	20
15.2 Unsecured General Creditor	20
15.3 Employer’s Liability	20
15.4 Nonassignability	20
15.5 Not a Contract of Employment	21
15.6 Furnishing Information	21
15.7 Terms	21
15.8 Captions	21
15.9 Governing Law	21
15.10 Notice	21
15.11 Successors	22
15.12 Spouse’s Interest	22
15.13 Validity	22
15.14 Incompetent	22
15.15 Court Order	22
15.16 Distribution in the Event of Taxation	22
15.17 Insurance	23
15.18 Legal Fees To Enforce Rights After Change in Control	23

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

METRIS COMPANIES INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective January 1, 1999
Amended effective September 24, 2001
Amended effective February 10, 2003
Amended effective February 9, 2005

Purpose

     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Metris Companies Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the Participant’s Account. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.1.

1.3	“Annual Installment Method” shall be an annual installment payment over 15 years, in accordance with this Plan, calculated as follows: The Account of the Participant shall be calculated as of the close of business on the first business day of the year. The annual installment for that year shall be calculated by dividing this balance by the following annual annuity factor:

Annual Installment Year	Annual Annuity Factor
1	9.74546799
2	9.35765074
3	8.94268630
4	8.49867434
5	8.02358154
6	7.51523225
7	6.97129851

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

Annual Installment Year	Annual Annuity Factor
8	6.38928940
9	5.76653966
10	5.10019744
11	4.38721126
12	3.62431604
13	2.80801817
14	1.93457944
15	1.00000000

Each annual installment shall be paid on or as soon as practicable after the first business day of the applicable year.

1.4	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5	“Beneficiary Designation Form” shall mean the form established from time to time by the Company that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries.

1.6	“Board” shall mean the board of directors of the Company.

1.7	“CEO” shall mean the chief executive officer of the Company.

1.8	“Change in Control” shall mean the first to occur of any of the following events:

(a)	the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company or a subsidiary of the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or a subsidiary of the company), (ii) any acquisition by the Company or a subsidiary of the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company, or (iv) any acquisition by

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.8 (all such persons, collectively, the “Exempted Persons”);

(b)	individuals who, as of January 1, 1999, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to January 1, 1999, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c)	approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the company or subsidiary of the Company, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or subsidiary of the Company, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)	approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

In addition to one of the above triggers, at least one of the following events must occur without the Participant’s consent, within the twenty four (24) month period beginning with the event in (a) through (d) above (the “Post-Change Period”), in order for the “Change in Control” benefits under this Section 3.3 to be payable to any Participant or Beneficiary:

(a)	a material diminution or other material adverse change in the Participant’s job title, offices, duties, responsibilities, level of administrative support or status from that held, assigned or receiving within the 90-day period preceding the Change in Control event above;

(b)	a material reduction in the Participant’s compensation (including base salary and bonuses), qualified and non-qualified pension and profit sharing benefits, welfare and fringe benefits, or executive expense allowances in comparison to that which the Participant is entitled to during the 90-day period immediately before the Change in Control event above;

(c)	Participant is forced to relocate to a business location more than forty (40) miles from the location at which the Participant was assigned immediately before the initial Change in Control event, or

(d)	The Participant’s Employer or the surviving company in a merger to which the Employer is a party, terminates its sponsorship of the Plan, suspends, or discontinues Annual Company Contributions to the Plan.

1.9	“Claimant” shall have the meaning set forth in Section 13.1.

1.10	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.11	“Committee” shall mean the Compensation Committee of the Board of Directors.

1.12	“Company” shall mean Metris Companies Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.13	“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in Control, that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.4 below, even if such amount is being paid out in

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Supplemental Executive Retirement Plan
Master Plan Document

installments The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions payable following a Change in Control.

1.14	“Disability” shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s Employer’s long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Company. If the Participant’s Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Company in its sole discretion.

1.15	“Disability Benefit” shall mean the benefit set forth in Article 7.

1.16	“Election Form” shall mean the form established from time to time by the Company that a Participant completes signs and returns to the Company to make an election under the Plan.

1.17	“Employee” shall mean a person who is an employee of any Employer.

1.18	“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.19	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.20	“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Participation Agreement, Election Form and Beneficiary Designation Form are accepted by the Plan Administrator , (v) who commences participation in the Plan, and (vi) whose Participation Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.21	“Participant’s Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Account.

1.22	“Participation Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between the CEO and a Participant evidencing such Participant’s selection for eligibility and enrollment in the Plan. Each Participation Agreement

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

executed by a Participant and the CEO shall provide the terms under which the entire benefit to which such Participant is entitled under the Plan shall be determined. Should there be more than one Participation Agreement, the Participation Agreement bearing the latest date of acceptance by the Plan Administrator shall supersede all previous Participation Agreements in their entirety and shall govern such entitlement. The terms of any Participation Agreement may be different for any Participant, and any Participation Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the CEO and the Participant.

1.23	“Plan” shall mean the Company’s Supplemental Executive Retirement Plan, which shall be evidenced by this instrument and by each Participation Agreement, as they may be amended from time to time.

1.24	“Plan Administrator” shall mean the Company or such person or persons responsible for the administration of executive compensation and benefits on behalf of the Company.

1.25	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.26	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.27	“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with five (5) Years of Plan Participation.

1.28	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.29	“Trust” shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of December 30, 1999 between the Company and the trustee named therein, as amended from time to time.

1.30	“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the CEO or his or her delegate.

1.31	“Years of Plan Participation” shall mean the total number of full Plan Years a Participant has been a Participant in the Plan. Any partial year shall not be counted. Notwithstanding the previous sentence, a Participant’s first Plan Year of participation shall be treated as a full Plan Year for purposes of this definition, even if it is only a partial Plan Year of Participation.

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Supplemental Executive Retirement Plan
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ARTICLE 2
Selection, Enrollment, Eligibility

2.1	Selection by CEO. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Compensation Committee of the Board of Directors of the Company. From that group, the CEO of the Company shall, in his or her sole discretion, select those Employees who are eligible to participate in the Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Plan Administrator, a Participation Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines that, in its sole discretion, are necessary.

2.3	Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, including returning all required documents to the Plan Administrator within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Plan Administrator of the required documents.

2.4	Termination of Participation. If the CEO determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and the regulations thereunder, the CEO shall have the right, in his or her sole discretion, to deem the Participant to have retired solely for the purposes of this Plan and to direct the Plan Administrator to immediately distribute the Participant’s then vested Account and terminate the Participant’s participation in the Plan. Notwithstanding the foregoing and any other provision of this Plan that may be interpreted to the contrary, if the CEO determines in his or her sole and absolute discretion, at any time and for any reason or no reason, that a Participant no longer qualifies to participate in this Plan, the Plan Administrator shall have the right to immediately distribute the Participant’s then vested Account and terminate the Participant’s further participation in the Plan.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

ARTICLE 3
Company Contribution/Crediting

3.1	Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. An Employer may, in its sole discretion, determine the amount of a Participant’s Company Contribution based upon current or projected compensation, a targeted future benefit, rates of interest or other earnings and other assumptions and criteria deemed appropriate. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the last day of the Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement, his or her voluntary or involuntary termination during the Post-Change Period described in Section 1.8 above, or death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.2	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Plan Administrator or investment manager appointed by the Plan Administrator, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Plan Administrator.

     3.3 Vesting and Accelerated Payout.

(a)	A Participant’s Account shall vest based on the Participant’s age and Years of Plan Participation, in accordance with the following schedule:

Vested Percentage of
Age and Years of Plan Participation	Account
Age less than 55 or Years of Plan Participation less than 5	0%
Age 55 or more and 5 or more Years of Plan Participation	100%

(b)	Notwithstanding anything to the contrary contained in this Section 3.3, in the event a Participant attains age 65 while employed by one or more Employers, the Participant’s Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedule).

(c)	Notwithstanding anything to the contrary contained in this Section 3.3, in the event of a Participant’s death while employed by one or more Employers, the Participant’s Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedule).

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

(d)	Notwithstanding anything to the contrary contained in this Section 3.3, in the event of a Change in Control as defined in Section 1.8, while a Participant is employed by one or more Employers and the Participant has not yet attained age 55, the Participant’s Account shall be increased by an amount equal to the present value of the current Participant’s Account projected to age 55 using the contribution and earnings assumptions most recently applied by the Participant’s Employer in determining the Annual Company Contribution Amount for the Plan Year immediately preceding the Change in Control, less the sum of the Participant’s Account at the date of the Change in Control and the amount of any prior distributions from such account. The Participant’s Account or adjusted Account, if the preceding sentence is applicable, shall immediately become 100% vested and notwithstanding Section 5.2, shall be payable in the form and at the date specified in Section 5.2. If a Participant’s Account is adjusted pursuant to this subsection (d), the Participant’s Account will receive no further Annual Company Contributions but the Participant’s Account shall receive earnings credits following the date of the Change in Control based upon the earnings assumption used in determining the projected age 55 value of the account.

(e)	Notwithstanding the vesting schedule in subparagraph (a) above, in the event of an involuntary or voluntary termination of employment in connection with a reduction in workforce, position elimination, early retirement or job restructuring other than as a result of a Change of Control, the Committee may, in its discretion, in exchange for a release of all employment based claims against Employer including claims under this Plan, treat the Participant as 100% vested in his or her Participant’s Account by applying additional years of service and/or years of age. No additional accruals may be made under this subparagraph.

(f)	In the event that any acceleration in vesting causes the Participant to be subjected to the excise tax under Code Section 4999, then the Participant shall be entitled to an additional payment (a “Gross Up Payment”) in an amount such that after payment by the Participant of all income taxes (including interest and penalties imposed with respect to such taxes), and the excise tax imposed upon the Gross Up Payment under Code Section 4999, the Participant is left with an amount equal to the excise taxes owed on the payments under the Plan. The verification of the applicability of the excise tax and computation of the Gross Up Payment shall be made by the certified public accounting firm providing regular income tax advice to the Company and all fees and expenses of such accounting firm shall be paid by the Company.

(g)	The Participant shall notify the Plan Administrator in writing of any claims by the IRS that, if successful, would require the payment of the Gross Up Payment by the Company and shall provide the Plan Administrator with information and an opportunity to effectively contest such claims and participate in any proceedings relating to such claims at the Company’s sole expense.

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Supplemental Executive Retirement Plan
Master Plan Document

3.4	Crediting/Debiting of Accounts. In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Administrator, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with the following rules:

(a)	Election of Measurement Funds. A Participant, in connection with his or her initial enrollment in accordance with Section 2.3 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.4(c) below) to be used to determine the additional amounts to be credited to his or her Account for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) elect, by submitting an Election Form to the Plan Administrator that is accepted by the Plan Administrator, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account, or to change the portion of his or her Account allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next calendar quarter and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(b)	Proportionate Allocation. In making any election described in Section 3.4(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his or her Account to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account).

(c)	Measurement Funds. The Participant may elect one or more of the following measurement funds, based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting additional amounts to his or her Account:

(1)	Travelers Money Market;

(2)	PIMCO Total Return Fund;

(3)	Janus Balanced Fund;

(4)	Equity Income Portfolio (Fidelity);

(5)	Dreyfus Stock Index Fund;

(6)	American Funds Growth Fund;

(7)	Salomon Bros Variable Capital Fund;

(8)	Putnam VT Small Cap Value Fund;

(9)	AFIS Global Growth Fund; and

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Supplemental Executive Retirement Plan
Master Plan Document

(10)	Smith-Barney International All-Cap Growth Fund

As necessary, the Plan Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Plan Administrator gives Participants advance written notice of such change.

(d)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Plan Administrator, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Plan Administrator in its sole discretion, as though (i) a Participant’s Account were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date; (ii) the portion of the Annual Company Contribution Amount that was actually credited during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the first business day after the day on which such amounts are actually first credited, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar quarter, no earlier than one business day prior to the distribution, at the closing price on such date.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Measurement Fund. In the event that the Plan Administrator or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Administrator or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

(f)	Selection of Measurement Funds after Death. Notwithstanding any provision of this Plan that may be interpreted to the contrary, and in accordance with the rules and regulations established by the Plan Administrator for such purpose, the Measurement Funds to be used to determine additional amounts to be credited or debited to a Participant’s Account after the death of the Participant shall be selected by his or her Beneficiaries.

3.5	FICA and Other Taxes.

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Supplemental Executive Retirement Plan
Master Plan Document

(a)	Participant’s Account. When a Participant becomes vested in a portion of his or her Account, the Participant’s Employer(s) shall withhold from the Participant’s base annual salary and/or bonus, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Plan Administrator may reduce the vested portion of the Participant’s Account in order to comply with this Section 3.5.

(b)	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) or the trustee of the Trust.

ARTICLE 4
Unforeseeable Financial Emergencies;
Withdrawal Election

4.1	Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the CEO to receive a partial or full pay out of his or her vested Account from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account, calculated as if such Participant were receiving a Retirement Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the CEO, the petition for a payout is approved, any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.1 shall not be subject to the Deduction Limitation.

4.2	Withdrawal Election. A Retired Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her vested Account, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time after the Participant Retires, but only if the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. No partial withdrawals of the Withdrawal Amount shall be allowed. The 10% withdrawal penalty shall not apply following a Change in Control (as defined in Section 3.3(d) Do we need to add this reference to each Change in Control in this agreement? )). The Participant (or his or her Beneficiary) shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Plan Administrator. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

ARTICLE 5
Retirement Benefit

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account.

5.2	Payment of Retirement Benefit. A Participant shall receive the Retirement Benefit pursuant to an Annual Installment Method of 15 years. Installment payments shall commence no later than 60 days after the last day of the Plan Year in which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3	Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the CEO, that is equal to the Participant’s unpaid remaining Account.

ARTICLE 6
Pre-Retirement Survivor Benefit

6.1	Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account if the Participant dies while employed by one or more Employers.

6.2	Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or pursuant to an Annual Installment Method of 15 years. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Plan Administrator, which form must be accepted by the Plan Administrator in its sole discretion. The Election Form most recently accepted by the Plan Administrator prior to the Participant’s death shall govern the payout of the Participant’s Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant’s Account at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the CEO, in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Plan Administrator is provided with proof that is satisfactory to the Plan Administrator of the Participant’s death. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 7

Disability Benefit

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

7.1	Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, or 6 in accordance with the provisions of those Articles. Notwithstanding the above, the CEO shall have the right to, in his or her sole and absolute discretion and for purposes of this Plan only, and must, in the case of a Participant who is otherwise eligible to Retire (as defined in Section 1.27), deem the Participant to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account at the time of the CEO’s determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum within 60 days of the CEO’s exercise of such right. Any payment made shall be subject to the Deduction Limitation.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

ARTICLE 8
Beneficiary Designation

8.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

8.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator must be signed by that Participant’s spouse and returned to the Plan Administrator. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator before his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Administrator or its designated agent.

8.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

8.5	Doubt as to Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Plan Administrator’s satisfaction.

8.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Company from all further obligations under this Plan with respect to the Participant, and that Participant’s Participation Agreement shall terminate upon such full payment of benefits.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

ARTICLE 9
Leave of Absence

9.1	Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid or unpaid leave of absence from the employment of the Employer, including but not limited to, an FMLA or USERRA leave, the Participant shall continue to be considered employed by the Employer.

ARTICLE 10
Termination, Amendment or Modification

10.1	Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Participation Agreements of the affected Participants who are employed by that Employer shall terminate and their Accounts, determined as if they had experienced a Retirement on the date of Plan termination shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits as provided in Section 3.3(d). The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account in a lump sum or pursuant to an Annual Installment Method using fewer years.

10.2	Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Retirement as of the effective date of the amendment or modification and (ii) no amendment or modification of this Section 10.2 or Section 11.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account in a lump sum or pursuant to an Annual Installment Method using fewer years.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

10.3	Participation Agreement. Despite the provisions of Sections 10.1 and 10.2 above, if a Participant’s Participation Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

10.4	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Participation Agreement shall terminate.

ARTICLE 11
Administration

11.1	Plan Administrator Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by the Plan Administrator . In the event that the CEO and/or any of the other top 4 highest paid officers of the Company are Participants in the Plan, then all determinations and awards to such persons shall be subject to approval by the Committee. Subject to the preceding sentence (required administration by the independent Committee), the Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

11.2	Administration upon Change in Control. For purposes of this Plan, the Company and its designated employees and agents shall be the “Plan Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, as defined in Section 3.3(d), the “Plan Administrator” shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Plan Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Plan Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Plan Administrator; (2) indemnify the Plan Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Plan Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Plan Administrator or its employees or agents; and (3) supply full and timely information to the Plan Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Accounts of the Participants, the date and circumstances of the Retirement, Disability, death or termination of employment of the Participants, and such other pertinent information as the Plan Administrator may reasonably require. Upon and after a Change in Control, the Plan Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

Change in Control, the Plan Administrator may not be terminated by the Company or any successor to the Company.

11.3	Agents. In the administration of this Plan, the Company may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

11.4	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5	Indemnity of Plan Administrators. All Employers shall indemnify and hold harmless the CEO, members of the Committee, as applicable, any Employee to whom the duties of the Plan Administrator may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the CEO, the Committee, any of its members or any such Employee acting as Plan Administrator.

11.6	Employer Information. To enable the Plan Administrator(s) to perform its functions, the Company and each Employer shall supply full and timely information to the Plan Administrator(s), on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or termination of employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 12
Other Benefits and Agreements

12.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 13
Claims Procedures

13.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

13.2	Notification of Decision. The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Company has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	An explanation of the claim review procedure set forth in Section 13.3 below.

13.3	Review of a Denied Claim. Within 60 days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	May request a hearing, which the Plan Administrator will grant if requested timely.

13.4	Decision on Review. The Plan Administrator shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	Such other matters as the Plan Administrator deems relevant.

13.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

ARTICLE 14
Trust

14.1	Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Company Contribution Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Accounts for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

14.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

14.3	Distributions from the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 15
Miscellaneous

15.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

15.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs and successors shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the CEO and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Participation Agreement.

15.4	Non-assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5	Not a Contract of Employment. The terms and conditions of this Plan and any Participation Agreement shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

15.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

15.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of law principles.

15.10	Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Metris Companies Inc.
10900 Wayzata Blvd
Minnetonka, MN 55305
Attention: General Counsel

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

15.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

15.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

15.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14	Incompetent. If the Plan Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15	Court Order. The Plan Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Plan Administrator has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Plan Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

15.16	Distribution in the Event of Taxation.

(a)	In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Plan Administrator before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Account under the Plan). The tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)	Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

Metris Companies Inc.
Supplemental Executive Retirement Plan
Master Plan Document

15.17	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as they may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

15.18	Legal Fees To Enforce Rights after Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Plan Administrator, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has amended this Plan document effective as of February 9, 2005.

“Company” Metris Companies Inc., a Delaware corporation
By:	__________________________________

Title:	__________________________________